EXHIBIT 10.7

VETANOVA, INC.

AGREEMENT TO EXCHANGE SECURITIES

The undersigned agrees to exchange all of the undersigned’s membership/ equity interest in GrowCo Partners 1, LLC for 70,000,000 shares of the restricted common stock of VetaNova, Inc.

The undersigned understands that there are risks associated with VetaNova. The undersigned has read VetaNova’s filings with the Securities and Exchange Commission and is willing to assume the risks associated with holding the common stock of VetaNova.

VETANOVA, INC
June 11, 2021

	By:	/s/ John McKowen
John McKowen, Chief
Executive Officer

VitaNova Partners, LLC

	By:	/s/ John McKowen
Managing Member/ Authorized
Officer